Exhibit 5.1

[Letterhead of Perry, Guthery, Haase & Gessford, P.C., L.L.O.]

November 25, 2008

Nelnet, Inc.

121 South 13th Street

Suite 201

Lincoln, Nebraska 68508

Ladies and Gentlemen:

We have acted as counsel to Nelnet, Inc., a Nebraska corporation (the “Company”), in connection with:

1.         the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”), pursuant to which the Company proposes to issue and/or sell from time to time (i) shares of Class A Common Stock, par value $.01 per share (the “Class A Common Stock”), (ii) shares of Preferred Stock, par value $.01 per share (the “Preferred Stock”), (iii) debt securities consisting of debentures, notes or other evidences of indebtedness representing unsecured, unsubordinated obligations of the Company (the “Senior Debt Securities”), (iv) debt securities consisting of debentures, notes or other evidences of indebtedness representing unsecured, subordinated obligations of the Company (the “Subordinated Debt Securities”), (v) warrants to purchase shares of Class A Common Stock (the “Class A Common Stock Warrants”), (vi) warrants to purchase shares of Preferred Stock (the “Preferred Stock Warrants”), (vii) warrants to purchase Debt Securities (the “Debt Securities Warrants”), (viii) Class A Common Stock purchase contracts obligating holders to purchase, and the Company to sell to the holders thereof, or the Company to purchase, and the holders thereof to sell to the Company, at a future date (the “Class A Common Stock Purchase Contracts”) a specified number of shares of Class A Common Stock, (ix) Class A Common Stock purchase units (the “Class A Common Stock Purchase Units”) consisting of one or more Class A Common Stock Purchase Contracts and any one or more of (a) debt or equity obligations of third parties, including, but not limited to, U.S. Treasury securities, (b) Preferred Stock, (c) Senior Debt Securities and (d) Subordinated Debt Securities;

2.         the form of indenture, to be dated on or about the date of first issuance of Senior Debt Securities thereunder (the “Senior Debt Indenture”), between the Company and a trustee to be named (the “Senior Debt Trustee”); and

3.         the form of indenture, to be dated on or about the date of first issuance of Subordinated Debt Securities thereunder (the “Subordinated Debt Indenture”), between the Company and a trustee to be named (the “Subordinated Debt Trustee”).

The Class A Common Stock, the Preferred Stock, the Senior Debt Securities, the Subordinated Debt Securities, the Class A Common Stock Warrants, the Preferred Stock Warrants, the Debt Securities Warrants, the Class A Common Stock Purchase Contracts and the Class A Common Stock Purchase Units are referred to herein collectively as the “Offered Securities.” The Offered Securities being registered under the Registration Statement may be offered on a continued or delayed basis pursuant to the provisions of the Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinions set forth herein, we have examined originals, photocopies or conformed copies certified to our satisfaction of corporate records, agreements, instruments and documents of the Company, certificates of public officials and other certificates and opinions and have made such other investigations as we have deemed necessary in connection with the opinions set forth herein. In our examination, we have assumed (a) the due authorization, execution, authentication and delivery by all persons of the Registration Statement and each of the documents related thereto, (b) that each of such parties has the legal power to act in the respective capacity or capacities in which he, she or it is to act thereunder, (c) the authenticity of all documents submitted to us as originals, (d) the conformity to the original documents of all documents submitted to us as copies and (e) the genuineness of all signatures on the Registration Statement and all documents submitted to us.

Based upon and subject to the foregoing and assuming that (a) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and comply with all applicable laws at the time the Offered Securities are offered or issued as contemplated by the Registration Statement, (b) a prospectus supplement will have been prepared and filed with the Commission describing the Offered Securities offered thereby and will at all relevant times comply with all applicable laws, (c) all Offered Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, (d) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Offered Securities will have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto, (e) the applicable Indenture(s) will have been duly qualified under the Trust Indenture Act of 1939, as amended, and (f) any Offered Securities issuable upon conversion, exercise or exchange of any Offered Securities being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exercise or exchange, we advise you that in our opinion:

1.         With respect to the shares of Class A Common Stock, when (A) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Class A Common Stock and related matters, (B) the terms of the issuance and sale of the Class A Common Stock have been duly established in conformity with the Second Amended and Restated Articles of Incorporation and the Second Amended and Restated By-Laws of the Company so as not to violate any applicable law, the Second Amended and Restated Articles of Incorporation or the Second and Amended and Restated By-Laws of the Company or result in default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (C) certificates representing the shares of Class A Common Stock have been duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefore (provided that such consideration is not less than the par value thereof), the shares of Class A Common Stock (including any Class A Common Stock duly issued upon conversion of any other Security), when issued and sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable.

2.         With respect to the shares of Preferred Stock, when (A) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Preferred Stock and related matters, (B) the terms of the Preferred Stock and of their issuance and sale have been duly established in conformity with the Company’s Second Amended and Restated Articles of Incorporation and the Second Amended and Restated By-Laws of the Company so as not to violate any applicable law, the Second Amended and Restated Articles of Incorporation or the Second Amended and Restated By-Laws of the Company or result in default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (C) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefore (provided that such consideration is not less than the par value thereof), the shares of Preferred Stock (including any Preferred Stock duly issued upon conversion of any other Security), when issued and sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable.

In giving our opinion, we are relying, without independent verification, as to all matters of fact upon certificates and written statements of officers of the Company.

We are qualified to practice law in Nebraska, and in rendering the opinion set forth above, we express no opinion as to the laws of any jurisdiction other than the laws of the State of Nebraska and the Business Corporation Act of the State of Nebraska, including applicable provisions of the Nebraska Constitution and the reported judicial decisions interpreting such laws. The Securities may be issued from time to time on a delayed or continuous basis, and our opinion is limited to the laws as in effect on the date hereof.

We hereby consent to the reference to our firm in the Registration Statement under the caption “Legal Matters” and to the inclusion of this opinion as an exhibit to the Registration Statement. Our consent to such reference does not constitute a consent under Section 7 of the Securities Act, as in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission thereunder.

Very truly yours,

                                                                        /s/ Perry, Guthery, Haase & Gessford, P.C., L.L.O.

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